UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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First Ottawa Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of First Ottawa Bancshares, Inc. to be held at the offices of First Ottawa Bancshares, Inc., located at 701-705 LaSalle Street, Ottawa, Illinois 61350, on Wednesday, May 16, 2007 at 3:00 p.m., local time.

The annual meeting will be held for the purposes of electing persons to serve as Class II directors and transacting such other business as may properly come before the meeting.  We recommend you vote your shares for the director nominees.

We encourage you to attend the meeting in person.  Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible.  This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the annual meeting.

The 2006 annual report to stockholders, including financial statements, is furnished with the enclosed notice of meeting and proxy statement.

Sincerely,

JOACHIM J. BROWN

President and Chief Executive Officer

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2007

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of First Ottawa Bancshares, Inc. will be held at our offices located at 701-705 LaSalle Street, Ottawa, Illinois 61350, on Wednesday, May 16, 2007 at 3:00 p.m., local time, for the following purposes:

1.             to elect three Class II directors for a term of three years; and

2.                                       to transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the meeting.

Only stockholders of record at the close of business on March 23, 2007 will be entitled to notice of, and to vote at, the annual meeting.  If there are an insufficient number of votes for a quorum the meeting may be adjourned or postponed to permit us to continue to solicit proxies.

By order of the board of directors,

Cheryl D. Gage

Corporate Secretary

Ottawa, Illinois
April 11, 2007

PLEASE DATE, SIGN AND RETURN THE PROXY CARD FOR THE COMPANY’S ANNUAL MEETING PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FIRST OTTAWA BANCSHARES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2007

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the board of directors of First Ottawa Bancshares, Inc. to be used at the annual meeting of stockholders to be held on May 16, 2007, and at any adjournment or postponement of the meeting.  First Ottawa Bancshares, Inc., a Delaware corporation, is the holding company for The First National Bank of Ottawa, a national banking association located in Ottawa, Illinois.  This proxy statement is first being mailed to First Ottawa’s stockholders on or about April 11, 2007.

The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 23, 2007, the record date for the annual meeting, you owned shares of our common stock.  This proxy statement describes the matters that will be presented for consideration by the stockholders at our annual meeting.  It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting.  The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting.  Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of three Class II directors of First Ottawa for a term expiring in 2010.

How do I vote?

You may vote either by mail or in person at the meeting.  To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope.  No postage is required if mailed in the United States.  If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card, but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all three of the nominees named in this proxy statement.

If you want to vote in person, please come to the meeting.  We will distribute written ballots to any stockholder who wants to vote at the meeting.  Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to obtain a proxy from your broker to vote in person at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers.  Please sign and return ALL proxy cards to ensure that all of your shares are voted.

If I hold shares in the name of a broker, who votes my shares?

If you received this proxy statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares.  It will then be your broker’s responsibility to vote your shares for you in the manner you direct.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares.  If there is a non-routine matter presented to stockholders at a meeting and your broker does not receive instructions from you on how to vote on that matter, your broker will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter.  This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.

While the matters to be voted upon at the 2007 annual meeting should be within the brokers’ discretion to vote, whether or not you give your broker direction, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting.  You should do this by carefully following the instructions your broker gives you concerning its procedures.  This ensures that your shares will be voted at the meeting.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by:

•                        signing another proxy with a later date and returning that proxy to:

Cheryl D. Gage
First Ottawa Bancshares, Inc.
701-705 LaSalle Street
P.O. Box 657
Ottawa, Illinois  61350;

•                       sending notice to us at the same address that you are revoking your proxy; or

•                       voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker directly.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the stockholder either:

•                       is present in person at the meeting; or

•                       has properly submitted a signed proxy card or other proxy.

On March 23, 2007, the record date, there were 649,170 shares of common stock issued and outstanding.  Therefore, at least 324,586 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee.  In the latter case, shares represented by proxies may be voted for a substitute nominee.  You cannot vote for more than three nominees.  The board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director.  Abstentions will be considered in determining the presence of a quorum, but will not affect the vote required for the election of directors.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date.  The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for approval of each proposal?

The three individuals receiving the highest number of votes cast “for” their election will be elected as directors of First Ottawa.  All other matters that arise at the annual meeting must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote unless otherwise provided by Delaware law or First Ottawa’s certificate of incorporation or bylaws.  Broker non-votes and abstentions will not be counted as entitled to vote, but will count for purposes of determining whether a quorum is present on the matter.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting.  The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2007.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies.  In addition to solicitations by mail, officers, directors or employees of First Ottawa or its bank subsidiary may solicit proxies in person or by telephone.  These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock at March 23, 2007, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table (which can be found later in this proxy statement), and by all directors and all executive officers of First Ottawa as a group.  Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within 60 days of March 23, 2007.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors, Nominees and Named Executive Officers
Bradley J. Armstrong(3)	2,118	*
Joachim J. Brown(4)	7,625	1.2%
John L. Cantlin(5)	3,590	*
Patty P. Godfrey(6)	26,886	4.1%
Thomas E. Haeberle(7)	18,849	2.9%
Donald J. Harris(8)	4,810	*
Thomas P. Rooney(9)	4,723	*
William J. Walsh(10)	20,339	3.1%

Patrick D. Fayhee(11)	2,465	*
Steven M. Gonzalo(12)	2,815	*
Vincent G. Easi(13)	1,325	*

Directors, Nominees and Executive Officers as a Group (13 persons)	98,345	15.2%

5% Stockholder

Erika L. Schmidt(14)	50,114	7.7%

*                                         Less than one percent.

(1)             Except as otherwise indicated in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of common stock listed opposite his or her name.

(2)             Based upon 649,170 shares of common stock issued and outstanding at March 23, 2007.

(3)             Includes 598 shares subject to options which are presently exercisable and over which Mr. Armstrong has no voting and sole investment power and 340 shares held in a custodial capacity for the benefit of minor children.

(4)             Includes 3,500 shares subject to options which are presently exercisable and over which Mr. Brown has no voting and sole investment power.

(5)             Includes 598 shares subject to options which are presently exercisable and over which Mr. Cantlin has no voting and sole investment power.  2,529 shares are pledged as collateral for operating and real estate loans at First National Bank of Ottawa.

(6)             Includes 598 shares subject to options which are presently exercisable and over which Ms. Godfrey has no voting and sole investment power and 22,825 shares held in trusts over which Ms. Godfrey shares voting and investment power on with her spouse.  Also includes 600 shares held jointly with her children, over which shares she has sole investment power and shares voting power and 2,863 shares held by her spouse over which she has no voting or investment power.

(7)             Includes 411 shares subject to options which are presently exercisable and over which Mr. Haeberle has no voting and sole investment power and 16,695 shares held in trusts for which Mr. Haeberle has sole voting power.  Also includes 200 shares held in a custodial capacity for the benefit of minor children.  9,250 of the shares  held in trust are pledged as security for indebtedness.

(8)             Includes 2,700 shares subject to options which are presently exercisable and over which Mr. Harris has no voting and sole investment power and 1,108 shares held jointly with his spouse, over which shares Mr. Harris shares investment and voting power.   857 shares are pledged as security for indebtedness.

(9)             Includes 598 shares subject to options which are presently exercisable and over which Dr. Rooney has no voting and sole investment power.

(10)       Includes 288 shares subject to options which are presently exercisable and over which Mr. Walsh has no voting and sole investment power.

(11)       Includes 2,325 shares subject to options which are presently exercisable and over which Mr. Fayhee has no voting and sole investment power.

(12)       Includes 2,700 shares subject to options which are presently exercisable and over which Mr. Gonzalo has no voting and sole investment power.

(13)       Includes 1,325 shares subject to options which are presently exercisable and over which Mr. Easi has no voting and sole investment power.

(14)       The mailing address for Erika L. Schmidt is c/o First Ottawa Bancshares, Inc., 701-705 LaSalle Street, Ottawa, Illinois 61350.  Includes 47,614 shares held by Lura Enterprises, LLC, of which Ms. Schmidt is the managing member, and over which Ms. Schmidt has sole voting and investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file an initial report of their ownership of our securities on Form 3 and to file reports of changes in their ownership of our securities on Form 4 or Form 5.  These filings must be made with the Securities and Exchange Commission.  Officers, directors and greater than ten percent stockholders are required by federal securities regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2006, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2006.

ELECTION OF DIRECTORS

Our directors are divided into three classes having staggered terms of three years.  Stockholders will be entitled to elect three Class II directors for a term expiring in 2010.  We have no knowledge that any nominee will refuse or be unable to serve, but if any nominee is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

The following table contains certain information with respect to each person who has been nominated for election as a director or is a continuing director, including the year each became a director of First Ottawa or of The First National Bank of Ottawa and his or her position with us.  Each director of First Ottawa also serves as a director of The First National Bank of Ottawa.  Our board of directors recommends that you vote your shares FOR all nominees.  Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “for” the election of the nominees proposed by the board of directors.

NOMINEES

Name (Age)	Director Since	Positions with First Ottawa or The First National Bank of Ottawa
CLASS II (Term to Expire in 2010)

Joachim J. Brown (Age 58)	1999	President, Chief Executive Officer and Director of First Ottawa and The First National Bank of Ottawa

John L. Cantlin (Age 58)	1999	Director and Chairman of First Ottawa and The First National Bank of Ottawa

Patty P. Godfrey (Age 70)	2000	Director of First Ottawa and The First National Bank of Ottawa

CONTINUING DIRECTORS

Name (Age)	Director Since	Positions with First Ottawa or The First National Bank of Ottawa
CLASS III (Term Expires 2008)

Thomas E. Haeberle (Age 56)	1997	Director of First Ottawa and The First National Bank of Ottawa

William J. Walsh (Age 68)	1977	Director of First Ottawa and The First National Bank of Ottawa

CLASS I (Term Expires 2009)

Bradley J. Armstrong (Age 45)	1999	Director of First Ottawa and The First National Bank of Ottawa

Donald J. Harris (Age 53)	2000	Executive Vice President, Chief Operating Officer and Director of First Ottawa and The First National Bank of Ottawa

Thomas P. Rooney (Age 54)	1999	Director and Vice Chairman of First Ottawa and The First National Bank of Ottawa

The business experience of each of the nominees and continuing directors for the past five years is as follows:

Bradley J. Armstrong has been President of Armstrong & Associates, Inc., a registered investment advisory firm located in Ottawa, and Branch Manager of LPL Financial Services since 1987.

Joachim J. Brown has been the President and Chief Executive Officer of First Ottawa and The First National Bank of Ottawa since 1999.  He has been actively involved in the management of community banks for over 30 years.

John L. Cantlin has been a partner at John L. Cantlin & Associates, a law firm with offices in Ottawa and Earlville, Illinois, since 1977.

Patty P. Godfrey has been a real estate broker with Haeberle and Associates, Inc., a real estate brokerage office, since 1978.

Thomas E. Haeberle has been the owner and President of Haeberle and Associates, Inc., a real estate brokerage office, for over 25 years.

Donald J. Harris has been the Executive Vice President and Chief Operating Officer of First Ottawa and The First National Bank of Ottawa since 1999.  We have employed him since 1979.

Thomas P. Rooney has been an oral and maxillofacial surgeon with offices in Ottawa, Peru and Morris, Illinois since 1987.  Dr. Rooney is on the staff of five area hospitals between Morris and Princeton, Illinois.

William J. Walsh has been the President of the Bill Walsh Automotive Group, the parent company for various automobile dealerships and leasing companies since 1964.

In addition, the following individuals serve as executive officers of First Ottawa or The First National Bank of Ottawa:

Mark D. Dunavan, age 51 is the Chief Trust Officer of The First National Bank of Ottawa. We have employed him since 1978.

Vincent G. Easi, age 45, is the Chief Financial Officer of First Ottawa and The First National Bank of Ottawa.  We have employed him since 2001.

Patrick D. Fayhee, age 53, is an Executive Vice President and Chief Lending Officer of The First National Bank of Ottawa.  We have employed him since 2001.

Cheryl D. Gage, age 50, is the Corporate Secretary of First Ottawa and The First National Bank of Ottawa.  We have employed her since 1975.

Steven M. Gonzalo, age 39, is the Chief Technology Officer for The First National Bank of Ottawa.  We have employed him since 2001.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Currently, we have eight directors serving on our board, each of whom, with the exception of Messrs. Brown and Harris, are, in the judgment of the board, “independent” as that term is defined by the Nasdaq Stock Market, Inc.  Messrs. Brown and Harris are not considered to be independent because of their positions as executive officers.  Each of our directors serves for a three-year term and until his or her successor has been duly elected and qualified.  The board of directors of First Ottawa also serves as the board of directors of The First National Bank of Ottawa and its subsidiary, First Ottawa Financial Corporation.

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of First Ottawa, which are monitored by our executive officers and management.  Our directors fulfill their duties and responsibilities by attending regular meetings of the board, and through committee membership, which is discussed below.

Our board of directors held thirteen meetings during 2006.  Each of the directors participated in at least 75% of the meetings of the board and of the committees of which he or she is a member.  Additionally, the independent members of the board of directors met in executive session outside the presence of management and the non-independent directors twelve times during 2006.  While we do not have a specific policy regarding attendance at the annual meeting of stockholders, all directors are expected to attend the meeting.  All of the current directors and nominees attended last year’s annual meeting.

Our board has several standing committees, including an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.

Audit Committee

The Audit Committee is currently comprised of Ms. Godfrey, Dr. Rooney and Mr. Walsh.  Each member of the Audit Committee is, in the judgment of the board, “independent” as that term is defined by the rules of Nasdaq and the rules and regulations of the Securities and Exchange Commission.  Although the board of directors has determined that each of the committee members possesses the necessary skills and qualifications to critically analyze the Company’s financial statements and financial reporting process and to perform the other duties required of service on the committee, the board has determined that none of the current committee members meet the definition of an “audit committee financial expert” as set forth by the Securities and Exchange Commission.

The functions performed by the Audit Committee include, but are not limited to, the following:

•                       overseeing our accounting and financial reporting;

•                       selecting, appointing and overseeing our independent auditors, including the pre-approval of all engagements and fee arrangements;

•                       reviewing actions by management on recommendations of the independent auditors and internal auditors;

•                       meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal controls and internal audit procedures; and

•                       reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management.  The Audit Committee has adopted a written charter, which sets forth the committee’s duties, responsibilities and functions, and which is available on our website at www.firstottawa.com.  We have also attached a copy of the current charter to our 2004 proxy statement and is also available on our website at www.firstottawa.com.  The Audit Committee met seven times during 2006.

Compensation Committee

The Compensation Committee is currently comprised of Mr. Armstrong, Ms. Godfrey, Mr. Haeberle and Dr. Rooney.  Each member of the Compensation Committee is, in the judgment of the board, “independent” as that term is defined by the rules of Nasdaq, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the

Securities Exchange Act of 1934.  The Compensation Committee advises our board of directors on matters of management, organization and succession, recommends persons for appointment to key employee positions and sets the compensation of our officers and key employees.  The Compensation Committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.firstottawa.com.  The Compensation Committee met twice during 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently comprised of Mr. Brown, Mr. Cantlin, Mr. Haeberle and Mr. Walsh.  With the exception of Mr. Brown, each member of the Nominating and Corporate Governance Committee is, in the judgment of the board, “independent” as that term is defined by the rules of Nasdaq.  The committee nominates persons for election as directors of First Ottawa and makes recommendations to our board of directors regarding the structure and membership of the various committees, including the Nominating and Corporate Governance Committee itself.  The committee will consider nominees recommended by stockholders if such recommendations comply with our bylaws (as discussed below).  We have adopted a charter for the Nominating and Corporate Governance Committee, which sets forth the committee’s duties, responsibilities and functions.  The charter is available on our website at www.firstottawa.com.  The Nominating and Corporate Governance Committee met twice during 2006.

Director Nominations and Qualifications

Pursuant to its charter, the Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, nominees suggested by incumbent directors or officers and any stockholder nominees, in the same manner.  The committee meets as necessary to consider whether incumbent directors and any other potential nominees brought to the committee’s attention are qualified to be nominated for director and who it will nominate.  Generally, the committee believes that, at a minimum, its nominees should possess certain qualities, including the highest personal and professional ethics, integrity and values, a sufficient educational and professional background and experience, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve, exemplary management and communications skills, as well as an ability to meet the standards and duties set forth in our code of business conduct and ethics.  It is also expected that directors should be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and that they should be committed to serving on the board for an extended period of time.

The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with Nasdaq requirements to ensure that at least a majority of the directors will, at all times, be independent.  The committee did not retain any third party to assist it in identifying candidates for the upcoming meeting of stockholders, although it may in the future if the committee believes it is necessary.  The committee evaluated the incumbent directors whose terms expire in 2007 and determined that they should be nominated for re-election as directors.

Stockholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board.   Stockholders may contact First Ottawa’s board of directors by contacting Cheryl D. Gage, our Corporate Secretary, at First Ottawa Bancshares, Inc., 701-705 LaSalle Street, P.O. Box 657, Ottawa, Illinois 61350, or at (815) 434-0044.  All comments will be forwarded directly to the Chairman of the Board.

Nominations of Directors.   For a stockholder nominee to be considered for inclusion in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary at least 120 days prior to the anniversary date that the previous year’s proxy statement was mailed to stockholders.  Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years.  All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.  The committee may request additional information in order to make a determination as to whether to nominate the person for director.  A stockholder may otherwise nominate an individual for election as a director by complying with the provisions of our bylaws.

Other Stockholder Proposals.   For all other stockholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2008, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than December 14, 2007, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

Code of Business Conduct and Ethics

We have a code of business conduct and ethics in place that applies to all of our directors and employees.  The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer.  The code of business conduct and ethics is posted on our website at www.firstottawa.com.  We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

COMPENSATION DISCLOSURE AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes First Ottawa’s compensation philosophy and policies for 2006 as applicable to the executive officers named in the Summary Compensation Table on page 18.  This section explains the structure and rationale associated with each material element of the executive’s compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the section.

Compensation-related Governance and Role of the Compensation Committee

Committee Membership and Charter.   During 2006, the Compensation Committee was comprised of Mr. Armstrong, Ms. Godfrey, Mr. Haeberle and Dr. Rooney, each of whom is expected to serve on the committee through 2007.  Each member of the committee is, in the judgment of the board, “independent” as that term is defined by the rules of Nasdaq, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934.  The committee advises our board of directors on matters of management, organization and succession, recommends persons for appointment to key employee positions and sets the compensation of the Chief Executive Officer and key employees.  The committee’s duties, responsibilities and functions are further described in its charter, which is available on our website at www.firstottawa.com.

Role of Executives in Committee Meetings.   With the exception of the Chief Executive Officer, management recommends to the committee each executive officer’s compensation on an annual basis and reports such recommendations to the committee, and the committee studies and approves the final compensation amounts.

Compensation Philosophy and Objectives

The executive compensation program is designed to guide the committee in formulating an appropriate compensation structure for senior management. The overall objective is to align senior management compensation with the success of meeting our goals by creating strong incentives to manage the business successfully from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

•                  encourage a consistent and competitive return to stockholders;

•                  maintain a program that:

•                  clearly motivates personnel to perform and succeed according to our current goals;

•                  retains key personnel critical to our long-term success;

•                  emphasizes formula-based components, such as incentive plans, in order to better focus management efforts in its execution of corporate goals;

•                  maintain a corporate environment which encourages stability and a long-term focus for both First Ottawa and our management; and

•                  ensure that management:

•                  fulfills its oversight responsibility to its constituents, including stockholders, customers, employees, the community and government regulatory agencies;

•                  conforms its business conduct to the highest ethical standards;

•                  remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

•                  continues to avoid any conflict between its responsibilities to First Ottawa and each individual’s personal interests.

Compensation Factors

The process utilized by the committee in determining executive officer compensation levels for all of these components is based upon the committee’s subjective judgment and takes into account both qualitative and quantitative factors.  No specific weights are assigned to such factors with respect to any compensation component.

Initially, base salaries are determined after examining, among other things, an executive’s level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level.  Annual adjustments to an executive’s base salary are driven by corporate and individual performance.  There are no set thresholds established or used by the committee when making decisions on salary.  Instead it is a subjective decision based on general performance measured primarily in terms of earnings per share, return on equity and assets and enhancement of book value per share.  In addition, the committee will also consider individual performance.  When measuring individual performance, the committee considers the individual’s efforts in achieving established financial and business objectives, managing and developing employees and enhancing long-term relationships with customers.  A bonus may also be granted based on specific individual goals and whether established corporate performance goals have been met.

Components of Compensation

The various compensation plans of the bank are designed to provide short-term, intermediate-term and long-term incentives and rewards to the executive officers. Examples of short-term compensation and benefits are regular salary, sick pay, vacation pay, commissions and incentives, etc.  Intermediate-term benefits include participation in bonus pools and profit-sharing rewards. Long-term benefits include participation in the bank’s pension and 401(k) plans, deferred compensation, life insurance, stock options and other payments or incentives with a duration of longer than one year.

Short-Term Compensation

Salary.   Although we have access to various sources for determination of appropriate salaries and wages for its executive officers, the committee relies most heavily on the compensation survey published annually by the Illinois Bankers Association and the committee does not regularly rely on outside consultants for this purpose. The committee believes that this survey, among all similar surveys or resources, most closely relates to our market conditions and comparable salaries.  Each of the named executive officers serves the bank under the terms of an employment contract, which we described under “Executive Compensation” in this proxy statement.  The employment contracts are similar in terms and features with appropriate variations relative to job performance, salary and the like.  Each contract provides for a base salary referenced to a particular category of the Illinois Bankers Association Survey.  Management reviews the survey on an annual basis and recommends a salary for each executive officer, with the exception of the Chief Executive Officer, that is generally within the 50th to 75th percentile of the financial institutions of similar size in that survey and that is consistent with the terms of his or her employment contract.  The committee then reviews and either approves or modifies the recommended salaries.  During its review, the committee evaluates the overall corporate performance, as well as each individual’s performance to determine whether such salary level is appropriate. In setting Mr. Brown’s salary, the committee undertakes a similar process although management is not involved.

The salaries for 2006, determined by the committee at the end of 2005, are set forth in the Summary Compensation Table on page 18.  In determining these salary levels, we considered the following:

•                  the compensation philosophy and guiding principles described above;

•                  First Ottawa’s performance in 2005, including a new branch opening in Yorkville, increased loan volume, increased operating income, and increased loan quality;

•                  the base salary paid to the officers in comparable positions at companies in the peer groups, generally using the 75th percentile as our point of reference if the officer’s overall performance and experience warrants such consideration;

•                  the overall professional experience and background and the industry knowledge of the named executive officers and the quality and effectiveness of their leadership at First Ottawa;

•                  all of the components of executive compensation, including base salary, bonus, stock options, retirement and death benefits, as well as benefits and perquisites;

•                  the performance of First Ottawa’s stock price, although it is not a key factor in considering compensation as the committee believes that the performance of the stock price is subject to factors outside the control of executive management; and

•                  internal pay equity among First Ottawa executives.

No specific weighting was applied to these factors, although our performance in 2005 was a contributing factor in setting salaries, as personal performance is rewarded more heavily in cash incentives and long-term incentive awards.  The total increase in base salaries for the named executive officers for 2006 represents an overall increase of 4.2% over 2005.

At the end of 2006 and in early 2007, the committee determined the base salaries for the executive officers for 2007.  The base salaries for 2007 are as follows:

Name	Position	2006 Base Salary	2007 Base Salary	Percentage Change from 2006 to 2007
Joachim J. Brown	President & Chief Executive Officer	$222,531	$222,531	0.0%

Donald J. Harris	Executive Vice President & Chief Operating Officer	123,695	126,169	2.0%

Patrick D. Fayhee	Executive Vice President & Chief Lending Officer	135,280	135,280	0.0%

Steven M. Gonzalo	Chief Technology Officer	118,700	121,668	2.5%

Vincent G. Easi	Chief Financial Officer	86,613	93,797	8.3%

In determining these base salaries for 2007, we considered the factors listed above, as well as First Ottawa’s performance in 2006 that included opening of a loan production office in Minooka, staffing changes, the interest rate environment, loan quality, and increasing loan volume.  As a result of these factors, the total increase in base salaries for 2007 represents an increase of 1.8% over 2006 salaries, which is less of an increase than the prior year.  At Mr. Brown’s recommendation, the Compensation Committee decided to delay any increase in Mr. Brown’s salary until the financial performance of the company improves.  At Mr. Fayhee’s recommendation, the Compensation Committee decided to delay any increase in Mr. Fayhee’s salary until the financial performance of the company improves.  The Committee has not considered whether any future adjustments to these two salaries will be retroactive or when any future adjustments will be effective. Mr. Easi’s salary was adjusted to the amount required by application of the salary formula in his employment contract.

Intermediate-Term Compensation

Incentives and Bonuses.   We have several plans for providing intermediate-term compensation, generally defined by the bank as a benefit with a duration greater then periodic salary payments, but less than one year. The annual bonus pool is the primary compensation method that the bank employs to provide incentive to continuously improve the earnings of the bank and improve stockholder value.  Since the bank has paid a substantial dividend to it holding company, and the holding company has in turn paid a substantial dividend to its stockholders, the executive officers have a high threshold to cross before earning any bonus compensation. In addition, the bonus pools require pricing, interest rate risk and asset quality discipline among the executive officers since adverse decisions in these areas will decrease the bonus pool available to them.  We believe that setting this element of compensation as a variable dependent on the amount of increasing profit over and above dividend service to stockholders is an effective way of setting high goals and giving management an incentive to meet those goals.

The bonus pool is an amount equal to 11% of the bank’s after tax profit, excluding securities gains and losses, after a tax adjustment and after the cash flow necessary for payment of the holding company’s dividend to its stockholders.  The executive officers’ bonus pool is divided among the executive officers based on a specific formula approved by the committee. The formula awards 40% of the pool to the Chief Executive Officer, 22.5% of the pool to each of the Chief Lending Officer and Chief Operating Officer and 7.5% of the pool to each of the Chief Financial Officer and the Chief Technology Officer.  For 2005 and 2006 respectively, the total amounts in this pool were $67,535 and $60,665.

Our Chief Lending Officer, Mr. Fayhee, receives incentive compensation for attracting new loans as a feature of his employment contract. Other than Mr. Fahyee’s incentive compensation for new loan volumes, the executive officers have no intermediate-term commission based incentives. Mr. Fayhee’s incentive compensation for producing new loan volume amounted to $24,638 in 2005 and $17,221 in 2006.

Long-Term Compensation

The bank maintains various long-term compensation plans to attract and retain executive officers.  Each of these plans is designed to reward executive officers for their long-term service and to continue to incentivize long-term employment.

Equity Based Compensation.   We have established the First Ottawa Bancshares, Inc. 2002 Stock Incentive Plan, which allows for the granting of many types of equity based awards, including stock options. Under the plan the executive officers may be awarded incentive stock options and non-qualified stock options, as well as restricted stock or stock appreciation rights.  The plan was approved by our stockholders in 2002, and a total of 150,000 shares are authorized for issuance under the plan.  The purpose of the stock options is to align the interests of the executive officers with those of the other stockholders and provide an incentive to all recipients of such options to increase the value of the stock and to reward them on a long-term basis for doing so.

The committee has considered and rejected other forms of equity based compensation, including specifically restricted stock awards, stock appreciation rights or stock bonuses, because it is the policy of First Ottawa to require an investment on behalf of the recipient of the option, that is, the purchase price of the shares. Stock designated under the plan for option purchases and shares subject to specific option awards do not earn dividends until such time as the option is exercised by the recipient and consideration is paid to the company.  Generally, the options granted to date under the plan have all had a four-year vesting period.

The first option grants were awarded in 2003.  Since the ability to award equity based compensation was new to the company at that time, the board exercised its discretion with a relatively small number of shares. In 2006, the committee increased the number of options that is historically granted.   For the first three years of our involvement in stock options the committee desired to see the effect of the options, particularly the effect on stockholder dilution, from option grants.  Since the dividend payout on First Ottawa’s common stock is relatively high and the addition to retained earnings is therefore relatively low, it is anticipated that the cumulative value of all options will not have a significant dilutive effect on all stockholders over time.  Since we have not experienced significant dilution the board determined that participation in the plan could be increased

Since the bonus pool for the executive officers establish profit-sharing rewards on the intermediate-term basis of one year, First Ottawa believes that the award of stock options to the executive officers will alleviate the possibility of sacrificing long-term value enhancement for short-term gains. For instance, when the bank establishes new facilities, as it has done in 2003, 2005 and 2006, there are start-up and other associated costs, which result in an operating loss for the new facilities. The consequences of such losses include a negative impact on earnings and a negative impact on bonuses.  However, if executed and implemented successfully, such growth should yield long-term benefits to stockholders.  Accordingly, we believe that the combination of intermediate-term rewards, such as the bonus pools, and 401(k) discretionary contributions, work in tandem with the long-term benefits of equity participation and other long-term benefits.

The committee typically grants equity awards in March of each year.  This is because the Compensation Committee concludes salary reviews in January, and 401(k) and bonus allocations in February for prior year-end, then makes recommendations to the Board for current year option grants and generally at that time our year end financial information has been announced to the public.  We do not have a formal written policy guiding the timing of equity grants and the grant date of stock option grants is not coordinated with the release of material, non-public information and we do not plan to time, or will time, our release of material non-public information for the purpose of affecting the value of executive compensation.  The exercise price of the options has been the closing price of the common stock on the date of grant, or, if there was no reported activity on that date, the last reported closing price.  The committee has reviewed all of the outstanding prior grants to ensure that they were issued in accordance with committee and board approvals and that no selective back dating of the grants had occurred.

401(k) Plan.   We established a 401(k) plan in 1999, intended as a vehicle to replace the defined benefit pension plan, which we froze in December, 1999, as discussed below.  The administration and funding of the plan has remained the same since inception.  We may make a matching contribution equal to a percentage of salary deferred as well as discretionary profit sharing contributions.  The matching percentage is limited to 3% of the participants’ salary.  The discretionary profit sharing contribution is 2% of salaries for all employees 21 years of age, with 1,000 hours of service, and actively employed on the last day of the year. The factors included in the decision to pay 2% of eligible salaries is our desire to provide a retirement benefit to all employees, regardless of voluntary payroll reductions in the 401(k) plan, and the overall profitability of the bank.

The executive officers of the bank have participated in the 401(k) plan, to the extent and in the amounts in the tables below, on the same terms and conditions as all other employees, subject to maximum contribution and addition limits, and in compliance with “top heavy” regulations and “top heavy” safeguards within the 401(k) plan documents.

First Ottawa Bancshares, Inc. Deferred Compensation Plan.   During 2005, we amended and restated the First Ottawa Bancshares, Inc. Deferred Compensation Plan. Under the plan, executive officers may defer up to 25% of their compensation.  The plan is funded solely by participant contributions and does not receive a company match.  The participants are permitted to direct their deferral account balance among a set of investment funds selected by First Ottawa.  As of December 31, 2006, Mr. Fayhee was the only executive officer participating in the plan.  He has elected to defer certain elements of his intermediate-term compensation, including specifically his participation in the executive officers’ bonus pool, and his incentive compensation resulting from increased loan volumes.

Bank Owned Life Insurance   The bank owns life insurance policies, with individual directors and executive officers as insureds.  From the increases in cash value of the policies each year, the bank recognizes income equivalent to a specified market benchmark, with the difference, if any, allocated to directors and officers pursuant to Supplemental Nonqualified Retirement Arrangements.  The insurance policies are not deemed to be held in trust for the benefit of the directors and officers, nor as collateral security for the performance of the obligations of the bank.  The policies remain a general, unpledged and unrestricted asset of the bank.

Supplemental Nonqualified Retirement Arrangements   Our executive officers receive benefits pursuant to a Supplemental Nonqualified Retirement arrangement that will pay them a monthly benefit over 120 months commencing at the termination of their respective service.  The benefit amount allocated to each is based upon earnings of a pool of bank-owned life insurance policies, adjusted for a cost of funds factor.  The return on all of the insurance policies subject to this plan, is divided into two pools, one for bank directors, and one for executive officers, excluding those officers that are also directors.  In 2006, $8,416 was allocated to executive officers in connection with this plan.

All Other Compensation and Perquisites.   While the committee reviews and monitors the level of other compensation offered to the named executive officers, the committee typically does not adjust the level of benefits offered on an annual basis.  The committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each.  It is our belief that perquisites for executive officers should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region.  Due to this philosophy, we have generally provided nominal benefits to executives that are not available to all full time employees and we plan to continue this approach in the future.  The benefits offered in 2006 to the named executive officers will continue for 2007 and the perquisites received by the named executive officers in 2006 are reported in the Summary Compensation Table on page 18.

Pension Plan.   Prior to the year 2000, we established and maintained a defined benefit pension plan, the benefits of which were tied to the final salary compensation of the participants.  That plan was frozen in 1999, and no executive officers have been added to that plan since that year.  Since Mr. Harris was employed by the bank for several years prior to 1999, the year in which the plan was frozen, he continues to participate in that plan.  None of the other executive officers are participants, since their service commenced after 1999.

Reasonableness of Compensation

After considering all components of the compensation paid to the named executive officers, the committee has determined that the compensation is reasonable and not excessive.

In making this determination, we considered many factors, including the following:

•                  management has positioned First Ottawa for future success through the planning and execution of First Ottawa’s strategic plan; and

•                  First Ottawa is well positioned in the communities it serves as a result of the direction that this management team has taken the company.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in First Ottawa’s Annual Report on Form 10-K for the year ended December 31, 2006.

Submitted by:

Bradley J. Armstrong

Patty P. Godfrey

Thomas E. Haeberle

Thomas P. Rooney

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Operating Officer, Chief Lending Officer, Chief Technology Officer and Chief Financial Officer who served in such capacities during 2006:

Name and principal position	Year	Salary ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		Change in pension value and nonqualified deferred compensation earnings ($)(4)	All other compensation ($)(5)	Total ($)
(a)	(b)	(c)	(f)	(g)		(h)	(i)	(j)
Joachim J. Brown President & Chief Executive Officer	2006	$234,960	$4,470	$24,266		$2,104	$18,004	$283,804

Donald J. Harris Executive Vice President & Chief Operating Officer	2006	136,649	3,143	13,650		1,541	6,942	161,925

Patrick D. Fayhee Executive Vice President & Chief Lending Officer	2006	135,129	2,980	30,871	(3)	1,052	6,756	176,788

Steven M. Gonzalo Chief Technology Officer	2006	118,589	3,143	4,550		1,052	6,183	133,517

Vincent G. Easi Chief Financial Officer	2006	86,422	1,490	4,550		1,052	4,574	98,088

(1)                                  Salary includes fees received for serving on the board of directors of First Ottawa and The First National Bank of Ottawa for Mr. Brown and Mr. Harris.

(2)                                  The amount reflected is the cost recognized by First Ottawa in 2006 under FAS 123R for all stock grants to the executive whether or not granted in 2006.

(3)                                  Includes additional compensation incentives in the amount of $17,221 in 2006, contributed to a rabbi trust.

(4)                                  Includes payments made pursuant to the Supplemental Nonqualified Retirement Plan to each of the executives and a decrease to the value of Mr. Harris’ defined benefit plan lump sum value of $563.

(5)                                  Includes an automobile allowance for Mr. Brown of $7,200.  Also includes matching and discretionary allocations under our 401(k) plan for Messrs. Brown, Harris, Fayhee, Gonzalo and Easi, in the amounts of $10,804, $6,942, $6,756, $6,183 and $4,574, respectively.

Grants of Plan Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying	Exercise of Base Price of Option	Grant Date Fair Value of Stock and Option
Name and Principal Position	Grant Date	Target ($)		Options (#)	Awards ($/Sh)	Awards ($)(3)
Joachim J. Brown	3/8/2006	—	(1)	2,000	$76.00	$23,560
Donald J. Harris	3/8/2006	—	(1)	1,300	76.00	15,314
Patrick D. Fayhee	3/8/2006	—	(1)(2)	1,300	76.00	15,314
Steven M. Gonzalo	3/8/2006	—	(1)	1,300	76.00	15,314
Vincent G. Easi	3/8/2006	—	(1)	1,300	76.00	15,314

(1)                                  The bonus pool is not determinable until the conclusion of the fiscal year.  The pool is an amount equal to 11% of the subsidiary bank’s annual after-tax profit, excluding securities gains and losses, after a tax adjustment and after the cash flow necessary for payment of the holding company’s dividend to its stockholders.  The executive officers’ bonus pool is divided among the executive officers based on a specific formula approved by the committee. The formula awards 40% of the pool to the Chief Executive Officer, 22.5% of the pool to each of the Chief Lending Officer and Chief Operating Officer and 7.5% of the pool to each of the Chief Financial Officer and the Chief Technology Officer.

(2)                                  Mr. Fayhee receives additional incentive compensation for attracting new loans as a feature of his employment contract.

(3)                                  A discussion of the assumptions used in calculating these values may be found in Note 11 to our 2006 audited financial statements included in our annual report to stockholders.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the exercisable and unexercisable stock options at December 31, 2006 held by the individuals named in the summary compensation table:

Option Awards
Name	Number of securities underlying unexercised options (#) Exercisable(1)	Number of securities underlying unexercised options (#) Unexercisable(1)	Option exercise price ($)	Option expiration date(1)
(a)	(b)	(c)	(e)	(f)
Joachim J. Brown	1125 750 375	375 750 1125 2000	$56.00 62.00 70.00 76.00	6/10/2013 5/11/2014 3/8/2015 3/7/2016
Donald J. Harris	750 750 250	250 750 750 1300	56.00 62.00 70.00 76.00	6/10/2013 5/11/2014 3/8/2015 3/7/2016
Patrick D. Fayhee	750 500 250	250 500 750 1300	56.00 62.00 70.00 76.00	6/10/2013 5/11/2014 3/8/2015 3/7/2016
Steven M. Gonzalo	750 750 250	250 750 750 1300	56.00 62.00 70.00 76.00	6/10/2013 5/11/2014 3/8/2015 3/7/2016
Vincent G. Easi	375 250 125	125 250 375 1300	56.00 62.00 70.00 76.00	6/10/2013 5/11/2014 3/8/2015 3/7/2016

(1)                                  Options become exercisable in four equal portions on the first, second, third and fourth anniversaries of the date of grant.

Option Exercises and Stock Vested in 2006

None of the individuals named in the summary compensation table exercised any options in 2006.

Pension Benefits

Prior to the year 2000, we established and maintained a defined benefit pension plan, the benefits of which were tied to the final salary compensation of the participants.  The plan was frozen in 1999, and no new participants have been added to the plan since then.  Since Mr. Harris was employed by the bank for several years prior to 1999, the year in which the plan was frozen, he continues to participate in the plan.  None of the other executive officers are participants, since their service commenced after 1999.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
(a)	(b)	(c)	(d)	(e)
Joachim J. Brown	—	—	—	—
Donald J. Harris	First National Bank of Ottawa Retirement Income Trust	20	$165,372	$0
Patrick D. Fayhee	—	—	—	—
Steven M. Gonzalo	—	—	—	—
Vincent G. Easi	—	—	—	—

Nonqualified Deferred Compensation

During 2005, we amended and restated the First Ottawa Bancshares, Inc. Deferred Compensation Plan. The purpose of the plan is to provide the participants  with an opportunity to make voluntary deferral elections with respect to a portion of annual compensation without regard to the statutory limitations applicable to tax-qualified plans.  Under the plan, executive officers may elect to defer, on an annual basis, up to 25% of their compensation.  The plan allows for participant contributions only and does not provide for company matching (or other) contributions.  The participants are permitted to direct the investment of  their deferral account balances among a set of investment funds selected by First Ottawa.  As of December 31, 2006, Mr. Fayhee was the only executive officer participating in the plan.  He has elected to defer certain elements of his intermediate-term compensation, including specifically his participation in the executive officers’ bonus pool, and his incentive compensation resulting from increased loan volumes.

 Our executive officers also receive benefits pursuant to a Supplemental Nonqualified Retirement arrangement that will pay them a monthly benefit over 120 months commencing at the termination of their respective service.  The benefit amount allocated to each is based upon earnings of a pool of bank-owned life insurance policies, adjusted for a cost of funds factor.

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Joachim J. Brown	—	$2,104	—	—	—
Donald J. Harris	—	2,104	—	—	—
Patrick D. Fayhee	36,786	1,052	8,090	0	70,097
Steven M. Gonzalo	—	1,052	—	—	—
Vincent G. Easi	—	1,052	—	—	—

As noted above, the plan allows for voluntary participant contributions only, which represent a deferral of annual salary and bonus. There are no company matching (or other) contributions.  All aggregate earnings shown above represent investment and interest return on participant elective deferrals.

Employment Contracts

In November, 2002, we entered into an employment agreement with Joachim J. Brown to serve as President and Chief Executive Officer of First Ottawa and The First National Bank of Ottawa.  The agreement provides for an initial two-year term and the agreement will renew for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement will always have a two-year term), unless otherwise terminated.  The agreement specifies a minimum annual salary of $193,000 and provides for increases based on base salary levels at comparable financial institutions.  The agreement also provides that Mr. Brown will receive a monthly automobile allowance as well as be entitled to participate in any stock incentive plans we establish.  Pursuant to the agreement, Mr. Brown’s annual salary is inclusive of director’s fees for serving on the board of directors of First Ottawa and The First National Bank of Ottawa.

On June 9, 2005, First National Bank of Ottawa, a wholly-owned subsidiary of First Ottawa Bancshares, Inc., entered into separate employment agreements with each of Donald Harris to serve as Chief Operating Officer, Patrick Fayhee to serve as Chief Lending Officer, Steven Gonzalo to serve as Chief Technology Officer and Vincent Easi to serve as Chief Financial Officer.  Each agreement provides for an initial two-year term, except for the agreement for Vincent Easi, which provides for an initial one-year term.  Each agreement will renew for an additional one-year term on each anniversary of its original effective date (so that, as of each anniversary date of the effective date, the agreement will always have a two-year term), unless terminated upon 90 days notice.  Each agreement specifies a minimum annual salary and provides for increases based on base salary levels at comparable financial institutions.  Mr. Fayhee’s agreement provides that he is eligible for certain special incentives in connection with business development, profitability, or loan pricing and provides additional compensation in connection with loan pricing.  Each agreement also provides that the respective officers will be included in our Supplemental Executive Retirement Plan and each is entitled, at the discretion of our board of directors, to participate in any stock incentive plans we establish.

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of December 29, 2006.  As is more fully described below, the named executive officers have entered into employment agreements with First Ottawa (each, an “Employment Agreement”), which provide for payments and benefits to a terminating executive officer following a termination other than for “cause” or following a termination in connection with a change of control of First Ottawa.  Except for the payments and benefits provided by the Employment Agreements, all other payments and benefits provided to any named executive officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of First Ottawa.  For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $71.27, which was the closing price of our stock on December 29, 2006, the last trading day of the year.

	Cash Severance Payment	Continuation of Medical/ Dental Benefits(1)	Acceleration of Equity Awards	Total Termination Benefits
Joachim J. Brown
Involuntary termination without “cause”(2)	$410,311	—	—	$410,311
Termination within 90 days following a change of control(3)	$493,006	$10,916	$38,715	$542,637

Donald J. Harris
Involuntary termination without “cause”(2)	$190,463	—	—	$190,463
Termination within 90 days following a change of control(3)	$277,998	$10,916	$30,445	$319,359

Patrick D. Fayhee
Involuntary termination without “cause”(2)	$250,917	—	—	$250,917
Termination within 90 days following a change of control(3)	$296,220	$14,687	$25,810	$336,717

Steven M. Gonzalo
Involuntary termination without “cause”(2)	$176,002	—	—	$176,002
Termination within 90 days following a change of control(3)	$250,727	$14,687	$30,445	$295,859

Vincent G. Easi
Involuntary termination without “cause”(2)	$69,127	—	—	$69,127
Termination within 90 days following a change of control(3)	$194,985	$5,008	$12,905	$212,898

(1)                                  Following a termination in connection with a change of control, First Ottawa (or any successor) is obligated to pay for the executive officer’s COBRA benefits for a period of 18 months.  The amounts reflected here are based on COBRA rates as in effect under First Ottawa’s group health plan as of December 29, 2006 and the executive officer’s coverage election as of such date.

(2)                                  Each executive officer is entitled to a cash severance payment in an amount equal to the base salary that would have been paid to him over the remainder of the term of his Employment Agreement had the termination not occurred.

(3)                                  Under the terms of the Employment Agreements, the cash severance payments are subject to a “cut-back” provision to ensure that such payments will not be characterized as “excess parachute payments” subject to an excise tax under the Internal Revenue Code.  With respect to Messrs. Brown, Harris, Fayhee and Gonzalo, while circumstances could exist which would result in the cut-back being applied to an executive officer’s cash severance payment, no cut-back would be necessary if an executive officer’s employment was terminated as of December 29, 2006 because the payments received would not be characterized as excess parachute payments.  With respect to Mr. Easi, it is possible that, if his employment had been terminated in connection with a change of control on December 29, 2006, he would have been subject to a cut-back of his cash severance payment in an amount of $15,684.

Accrued Pay and Regular Retirement Benefits.  The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.  These include:

•                  Accrued salary and vacation pay.

•                  Regular pension benefits under our defined benefit retirement plan.  See “Pension Benefits” on page 16.

•                  Distributions of plan balances under our 401(k) plan and deferred compensation plan.  See “401(k) Plan” and “Nonqualified Deferred Compensation” on page 15 for an overview of each plan and information on current account balances under the deferred compensation plan.

•                  The value of option continuation upon retirement, death or disability.  Except as may be provided in connection with a change in control, when an employee terminates employment other than for cause and prior to retirement, death or disability, his or her vested stock options will remain exercisable for a period of three months following termination.  When an employee is terminated for cause, his or her stock options, whether vested or unvested, are terminated immediately.  When a retirement-eligible employee terminates, or when an employee dies or becomes disabled, his or her vested stock options remain exercisable for 12 months following the date of his or her termination.

Acceleration of Vesting Upon a Change of Control.  All employees, including the officers named in the summary compensation table, who receive stock options under our 2002 Stock Incentive Plan will immediately vest in any unvested stock options held by such employee upon the occurrence of a change of control.  Any such options, the vesting of which is accelerated upon the occurrence of a change in control, shall remain exercisable in accordance with their terms.

Employment Agreements.  Other than as is provided in the Employment Agreements, and except as is provided in accordance with the terms of our 2002 Stock Incentive Plan, no named executive officer will be entitled to any payments or benefits as a result of a termination of employment, the occurrence of a change in control or as a result of a termination of employment in connection with a change in control.

In the case of a termination of employment by the company without “cause,” a named executive officer will be entitled to receive his base salary as in effect on the date of termination for the remainder of the term of his Employment Agreement.  The maximum term provided under the Employment Agreements of Messrs. Brown, Harris, Fayhee and Gonzalo is two years.  The maximum term provided under Mr. Easi’s Employment Agreement is one year.  No other payments or benefits will be due to the named executive officers pursuant to their Employment Agreements in connection with a termination without cause.  Under the Employment Agreements, “cause” is defined to mean an executive officer’s: conviction for (or plea of “no contest” to) a felony or crime involving moral turpitude; commission of an act involving self-dealing, fraud or personal profit that is harmful to First Ottawa; material failure to perform duties under his Employment Agreement; and breach of any material provision of his Employment Agreement.

In the case of a termination, for any reason, within 90 days of a change of control, a named executive officer will be, pursuant to his Employment Agreement, entitled to receive the following:

•                  Payment, in a single lump sum, of a severance benefit equal to two times the sum of (i) his annual base salary as of the date of termination (which amount shall be no less than his base salary immediately preceding the change of control), and (ii) the average of his cash bonus paid with respect to the two years immediately preceding the date of the change of control.

•                  At the expense of First Ottawa or any successor, COBRA premiums for 18 months following termination of employment, consistent with the executive officer’s elections under COBRA and his right to continuation benefits thereunder.

•                  Upon a change in control, executive officers may be subject to certain excise taxes under Section 280G of the Internal Revenue Code.  Pursuant to the Employment Agreements, any cash severance payments due to the executive officers will, if necessary, be reduced to one dollar below the maximum limitation for imposition of the excise tax in order to avoid the application of any such excise tax.

In exchange for entering into the Employment Agreements, the executive officers agreed to be bound by a 12-month restrictive covenant, which will be effective throughout the geographic area within a 20 mile radius from any facility of First Ottawa’s or any facility of a company which First Ottawa plans to acquire or merge with during the 12-month period following the executive officer’s termination.  The restrictive covenant will prohibit the executive officers from competing with First Ottawa for the 12-month period.

DIRECTOR COMPENSATION

General

Each director receives an annual retainer of $6,000 and an additional $500 for each board meeting attended (with one permitted absence).  We do not compensate directors for their attendance at committee meetings or special meetings.  In 2006, each non-employee director of First Ottawa was also granted options to purchase 400 shares of our common stock for serving on the board of directors.  These options vest ratably over a four-year period.

Supplemental Nonqualified Retirement Arrangements

The First National Bank of Ottawa adopted Supplemental Nonqualified Retirement Arrangements in 2004.  Each of the directors of First Ottawa is also a director of The First National Bank of Ottawa and is therefore a participant in the arrangements.  Under the arrangements, each director will receive a monthly benefit over 120 months commencing at termination of service.  The benefit amount is based upon earnings of a pool of bank-owned life insurance policies, over the respective director’s remaining service period with the bank, adjusted for a cost-of-funds factor.

In connection with the adoption of the plan, we terminated the Director Supplemental Retirement Plan dated September 26, 2000.  A portion of the accrued benefits was forfeited, and a portion was assumed under the new plan.

Director Split Dollar Life Insurance Plan

The First National Bank of Ottawa adopted the Split Dollar Life Insurance Plan in 2004.  Under this plan, if a director dies while serving on the bank’s board, he or she will receive 80% of the net amount at risk (death benefit less cash surrender value) of a certain specifically designated bank-owned life insurance policy, if any, on that director’s life.

First Ottawa Bancshares, Inc. Deferred Compensation Plan

During 2005, we amended and restated the First Ottawa Bancshares, Inc. Deferred Compensation Plan.  The deferred compensation plan benefits both directors and certain executive officers.  Under the plan, directors may defer up to 100% of their fees.  Deferred director fees are credited annually with an interest rate of 130% of the average annual rate of five-year treasury bills.  A participating director will receive distribution of his or her benefits as of his or her retirement, or upon age 65, if properly elected in accordance with the requirements of the Internal Revenue Code, unless such benefits are paid out earlier due to the participant’s death or a change of control (as defined in the plan).  During 2006 two directors contributed to the deferred compensation plan.  Additionally, a third director participated in the deferred compensation plan in 2006.

The following table provides information on 2006 compensation for non-employee directors who served during 2006.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	Change in pension value and nonqualified deferred compensation earnings ($)(3)(4)	All other compensation ($)(5)	Total ($)
(a)	(b)	(d)	(f)	(g)	(h)
Bradley J. Armstrong	$13,000	$746	$2,104	$2,393	$18,243
John L. Cantlin	13,000	746	2,338	138	16,222
Patty P. Godfrey	13,000	746	2,544	202	16,492
Thomas E. Haeberle	13,000	746	2,104	2,386	18,236
Thomas P. Rooney	13,000	746	3,301	2,382	19,429
William J. Walsh	13,000	746	2,104	58	15,908

(1)                                  The amount reflected is the cost recognized by First Ottawa in 2006 under FAS 123R for all stock grants to the executive in 2006.

(2)                                  Options become exercisable in four equal portions on the first, second, third and fourth anniversaries of the date of grant.

(3)                                  Includes payments made pursuant to the Supplemental Nonqualified Retirement Plan.

(4)                                  Includes payments made pursuant to the First Ottawa Deferred Compensation Plan for Mr. Cantlin and Dr. Rooney.  Deferred director fees under the Deferred Compensation Plan are credited annually with an above market interest rate equal to 130% of the average annual rate of five-year treasury bills.

(5)                                  Includes health savings account contributions of $2,250 to each of Messrs. Armstrong and Haeberle and Dr. Rooney, respectively.  Also includes insurance premiums and the taxable economic value of the Split Dollar Life Insurance benefit in the amounts of $143, $138, $202, $136, $58 and $132  for each of Messrs. Armstrong, Cantlin, Godfrey, Haeberle and Walsh and Dr. Rooney, respectively.

Stockholder Return Performance Graph

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by First Ottawa shall not be deemed to include the following graph and related information unless it is specifically stated to be incorporated by reference into such document.

The following graph shows a comparison of cumulative total returns for First Ottawa, the Nasdaq Stock Market and an index of Midwestern bank stocks which are quoted on the OTC-Bulletin Board and on Pink Sheets.  The cumulative total stockholder return computations assume the investment of $100 on December 31, 2001 and the reinvestment of all dividends.  Figures for First Ottawa’s common stock represent inter-dealer quotations, without retail markups, mark downs or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by SNL Securities L.L.C., Charlottesville, Virginia.

	Period Ending
Index	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05	12/31/06
First Ottawa Bancshares, Inc.	100.00	110.23	135.14	163.71	190.39	204.35
NASDAQ Composite	100.00	68.76	103.67	113.16	115.57	127.58
SNL Midwest OTC-BB and Pink Banks	100.00	128.26	161.90	192.90	200.83	211.50

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by First Ottawa shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls.  The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K.  Each of the members of the Audit Committee is “independent” as defined by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with our management and BKD, LLP, our independent auditors.  The committee has also discussed with BKD the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as received and discussed the written disclosures and the letter from BKD required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees).  Based on the review and discussions with management and BKD, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2006, for filing with the Securities and Exchange Commission.

Submitted by:

Patty P. Godfrey

Thomas P. Rooney

William J. Walsh

Members of the Audit Committee

TRANSACTIONS WITH MANAGEMENT

Directors and officers of First Ottawa and The First National Bank of Ottawa, and their associates, were customers of and had transactions with us during 2006.  Additional transactions may be expected to take place in the future.  All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.  All such loans are approved by the subsidiary bank’s board of directors in accordance with the bank regulatory requirements.  Additionally, the Audit Committee considers other non-lending transactions between a director and First Ottawa, including its subsidiaries, to ensure that such transactions do not affect a director’s independence.

John L. Cantlin, a director, is a partner of the law firm of John L. Cantlin & Associates, Ottawa, Illinois, which is one of several law firms that we routinely retain for various legal matters involving First Ottawa, such as foreclosures and collections.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Representatives from BKD, LLP are expected to be present at the annual meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions that may be asked by stockholders.

Accountant Fees

Audit Fees.  The aggregate fees and expenses billed to us by BKD in connection with the 2006 audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q for 2006 totaled $65,904.  The aggregate fees and expenses billed to us by BKD for similar services in 2005 totaled $59,127.
Audit-Related Fees.  There were no fees or expenses billed to us by BKD for other audit-related services for 2006 or 2005.
Tax Fees.  The aggregate fees and expenses billed to us by BKD for the preparation of tax returns for 2006 totaled $9,560 and for 2005 totaled $8,735.
All Other Fees.  No fees were billed to us by BKD for other services in 2006.  The aggregate fees and expenses for other services billed to us by BKD for consultation on our planning for implementation of Section 404 of the Sarbanes Oxley Act of 2002 was $5,775 in 2005.

The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by BKD was incompatible with maintaining BKD’s independence as our principal accountants.

Pre-Approval

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent accountants.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants.  These services include audit and audit-related services, tax services and other services.  The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval policy, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis that the committee has not already specifically approved.

The Audit Committee has adopted a pre-approval policy relating to requiring the committee’s approval of all audit, audit-related, tax and other fees for services provided by First Ottawa’s independent accountants.

By order of the board of directors,

Joachim J. Brown

President and Chief Executive Officer

Ottawa, Illinois
April 11, 2007

ALL STOCKHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

FIRST OTTAWA BANCSHARES, INC. TO BE HELD ON MAY 16, 2007

The undersigned hereby appoints William J. Walsh and Thomas E. Haeberle, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders, to be held at our offices located at 701-705 LaSalle Street, Ottawa, Illinois, on May 16, 2007 at 3:00 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.              ELECTION OF DIRECTORS:

FOR all nominees listed below (except as	WITHHOLD AUTHORITY
marked to the contrary below)	to vote for all nominees listed below
☐	☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Class II (term expires 2010): Joachim J. Brown, John L. Cantlin and Patty P. Godfrey

2.              In accordance with their discretion, upon all other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Please
Sign Here

Dated:	, 2007

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE.  ALL JOINT OWNERS OF SHARES SHOULD SIGN.  STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.  PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.